EXHIBIT 10.2

SAREPTA THERAPEUTICS, INC.

2011 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT (STOCK SETTLED)

Unless otherwise defined herein or in the Agreement, the terms defined in the AVI BioPharma, Inc. 2011 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Appreciation Right Award Agreement (the “Agreement”).

NOTICE OF STOCK APPRECIATION RIGHT

Participant Name:

Address:

The participant listed above (“Participant”) has been granted a stock appreciation right (the “SAR”) by Sarepta Therapeutics, Inc., formerly known as AVI BioPharma, Inc., (the “Company”) relating to the aggregate number of shares of the Company’s Common Stock (“Stock”), set forth below, to be settled in Common Stock upon exercise, subject to the terms and conditions of the Plan and this Agreement as follows:

Grant Number:

Grant Date:

Exercise Price per Share:

Number of Shares of Stock relating to SAR:

Total Exercise Price:

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this SAR may be exercise, in whole or in part, in accordance with the following schedule:

[Twenty five percent (25%) of the shares of Stock subject to the SAR will vest and become exercisable on the one (1) year anniversary of the Vesting Commencement Date noted above, and 1/48th of the total number of shares of Stock subject to the SAR will vest and become exercisable in equal monthly installments thereafter, such that one hundred percent (100%) of the shares of Stock subject to the SAR will be fully vested and exercisable on the fourth (4th) anniversary of the Vesting Commencement Date noted above, subject to Participant remaining a Service Provider through each such vesting date.

Termination Period:	This SAR will be exercisable for [three (3)] months after Participant ceases to be a Service Provider, unless such Service Provider’s termination occurs by reason of Participant’s death or Disability, in which case this SAR will be exercisable for [twelve (12)] months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this SAR be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this SAR is awarded under and governed by the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Stock Appreciation Right Award, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT AWARD

1. Grant of Stock Appreciation Right. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), Sarepta Therapeutics, Inc., formerly known as AVI BioPharma, Inc. (the “Company”), hereby irrevocably grants to Participant a stock appreciation right (the “SAR”) under the AVI BioPharma, Inc. 2011 Equity Incentive Plan (the “Plan”) relating to the aggregate number of shares of the Company’s Common Stock (“Stock”), indicated in the Notice of Stock Appreciation Right (the “Grant Notice”), to be settled in shares of Common Stock upon exercise, upon the terms and conditions set forth in the Plan and this Agreement.

2. Vesting Schedule. Except as otherwise provided herein, the SAR shall become vested and exercisable with respect to such number of shares of Stock relating to the SAR and at such times as are set forth in the Grant Notice. Shares of Stock relating to the SAR scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Grant Date until the date such vesting occurs.

3. Duration of Exercisability. Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under the Termination Period provisions set forth in the Grant Notice.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested SAR at any time, subject to the terms of the Plan. If so accelerated, such SAR will be considered as having vested as of the date specified by the Administrator.

5. Exercise Price. The exercise price of the shares of Stock relating to the SAR shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of Stock relating to the SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.

6. Payment upon Exercise. Upon exercise of the SAR, or any portion thereof, the Company shall issue to Participant whole shares of Stock with a Fair Market Value (determined as of the date on which the SAR is exercised) equal to the product of (a) the number of shares of Stock relating to the SAR with respect to which the SAR is exercised, and (b) the excess, if any, of (i) the Fair Market Value per share of Stock (which generally is to be equal to the closing sales price of the Stock) upon the date of such exercise over (ii) the exercise price per share of Stock relating to such SAR rounded down to the nearest whole share. The Stock issued under this Agreement may be issued in book or other electronic form and a certificate for the shares of Stock shall only be delivered to Participant upon Participant’s request unless otherwise restricted.

7. Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the SAR or any portion thereof. After the death of Participant, any exercisable portion of the SAR may, prior to the time when the SAR becomes unexercisable under Sections 2 or 3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under then applicable laws of descent and distribution.

8. Partial Exercise. Any exercisable portion of the SAR or the entire SAR, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the SAR or portion thereof becomes unexercisable under the Termination Period provision set forth in the Grant Notice.

9. Manner of Exercise. This SAR is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the SAR, the number of shares of Stock in respect of which the SAR is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. This SAR will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the satisfaction of all withholding obligations. In the event the SAR or portion thereof shall be exercised pursuant to Section 8 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the SAR may be required by the Administrator.

10. Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Stock will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Stock. The Administrator may determine to permit or require the satisfaction of withholding taxes incurred upon such exercise by any of the following, or a combination thereof, as determined appropriate by the Administrator, in its sole discretion:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(d) surrender of other shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate withholding taxes incurred upon exercise, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; or

(e) in the sole discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the SARs having a Fair Market Value on the date of exercise equal to the aggregate withholding taxes incurred upon such exercise, calculated using the minimum statutory withholding rates.

If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the SAR exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Stock if such withholding amounts are not delivered at the time of exercise.

11. Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.

12. Consideration to the Company; No Guarantee of Continued Service. In consideration of the grant of the SAR by the Company, Participant agrees to render faithful and efficient services to the Company or any Parent or Subsidiary. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SAR PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE SAR OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 3450 Monte Villa Parkway, Suite 101, Bothell, WA 98021, or at such other address as the Company may hereafter designate in writing.

14. SAR Not Transferable. This SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Stock to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the shares of Stock issued upon exercise of the SAR will be considered transferred to Participant on the date the SAR is exercised with respect to such shares of Stock. The Administrator shall have the right to require Participant to comply with any timing or other restrictions with respect to the settlement of any SAR pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Administrator. Any shares of Stock that may be distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any shares of Stock subject to the SAR have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the SAR awarded under the Plan or future equity awards that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement (including all exhibits) and the Plan constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this SAR.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received a SAR under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law. This Agreement will be governed by the laws of the State of Oregon, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this SAR or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Oregon, and agree that such litigation will be conducted in the courts of the State of Oregon, or the federal courts for the United States for the District of Oregon, and no other courts, where this SAR is made and/or to be performed.

25. Non-Waiver of Rights. The Company’s failure to enforce at any time any of the versions of this Agreement or to require at any time performance by Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

26. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the SAR and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

27. Adjustments upon Specified Events. The Administrator may accelerate the vesting of the SAR in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 15 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the SAR and the exercise price of the SAR. Participant acknowledges that the SAR is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 15 of the Plan.

EXHIBIT B

SAREPTA THERAPEUTICS, INC.

2011 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT (STOCK SETTLED) EXERCISE NOTICE

Sarepta Therapeutics, Inc.

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

1. Exercise of Stock Appreciation Right. Effective as of today,              , 20    , the undersigned (“Participant”) hereby elects to exercise the stock appreciation right (the “SAR”) relating to                  shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc., formerly known as AVI BioPharma, Inc., (the “Company”) under and pursuant to the AVI BioPharma, Inc. 2011 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Right Award Agreement dated August 23, 2012 (the “Agreement”). The exercise price for the Shares will be $        , as required by the Agreement. Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Agreement.

1. Delivery of Payment. Participant herewith delivers to the Company any required tax withholding to be paid in connection with the exercise of the SAR.

2. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement. Participant agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Stock, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares of Stock issued upon exercise of the SAR, notwithstanding the exercise of the SAR. The shares of Stock so acquired will be issued to Participant as soon as practicable after exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

4. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of the SAR or the disposition of any shares of Stock issued upon exercise of the SAR. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the exercise of the SAR or the disposition of such shares of Stock and that Participant is not relying on the Company for any tax advice.

5. Entire Agreement; Governing Law. The Plan and the Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Agreement and the Grant Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts.

ACCEPTED BY: SAREPTA THERAPEUTICS, INC.	SUBMITTED BY: PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

Date Received

B-2